UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 9, 2008

MSCI Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33812	13-4038723
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

88 Pine Street, New York, NY 10005	10005
(Address of principal executive offices)	(Zip Code)

(212) 804-3900
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On April 9, 2008, MSCI Inc. (the “Registrant”) released financial information with respect to its first quarter ended February 29, 2008.  A copy of the press release containing this information is annexed as Exhibit 99.1 to this Report.

The Registrant’s press release contains certain non-GAAP financial measures. A reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures is also contained in Exhibit 99.1.

The information furnished under Item 2.02 of this Report, including Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 7.01 Regulation FD Disclosure.

On April 9, 2008, the Registrant announced that it intends to file shortly a Registration Statement on Form S-1 for the sale of up to 28 million shares of MSCI class A common stock, par value $0.01 per share, by Morgan Stanley.  A copy of the press release containing this information is annexed as Exhibit 99.2 to this Report.

Item 9.01 Financial Statements and Exhibits.
(d)  Exhibits.

Exhibit No.	Description
Exhibit 99.1	Press release of the Registrant dated April 9, 2008 containing financial information for the first quarter ended February 29, 2008.
Exhibit 99.2	Press release of the Registrant dated April 9, 2008

SIGNATURE

Pursuant to the requirements of the Exchange Act, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSCI Inc.

Date: April 9, 2008	By:	/s/ Henry A. Fernandez
	Name:	Henry A. Fernandez
	Title:	Chief Executive Officer, President and Chairman